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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                              REVOLVING CREDIT NOTE

$30,000,000.00                                                September 29, 2004

      FOR VALUE RECEIVED, the undersigned (the "Borrower") absolutely and unconditionally, jointly and severally, promises to pay to the order of THE CIT GROUP/COMMERCIAL SERVICES, INC., ("Payee") at its head office, at 1211 Avenue of the Americas, New York, New York 10036, as Agent;

      (a) on the Borrowing Base Maturity Date (as defined in the Revolving Credit Agreement referred to below), the principal amount of THIRTY MILLION AND 00/100 DOLLARS ($30,000,000.00) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Payee to the Borrower pursuant to the Revolving Credit Agreement dated as of September 29, 2004, as amended or supplemented from time to time (the "Revolving Credit Agreement"), by and among the Borrower, the Agent and the Lenders; PROVIDED, interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Revolving Credit Agreement.

      This Revolving Credit Note evidences borrowings under, is subject to the terms and conditions of and has been issued by the Borrower in accordance with the terms of the Revolving Credit Agreement and is one of the Revolving Credit Notes referred to therein. The Payee and any holder hereof is entitled to the benefits and subject to the conditions of the Revolving Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. This Revolving Credit Note is secured by the Security Documents described in the Revolving Credit Agreement.

      All capitalized terms used in this Revolving Credit Note and not otherwise defined herein shall have the same meanings herein as in the Revolving Credit Agreement.

      The Borrower has the right in certain circumstances and the obligation under certain other circumstances to repay or prepay the whole or part of the principal of this Revolving Credit Note on the terms and conditions specified in the Revolving Credit Agreement.

      If any Event of Default shall occur, the entire unpaid principal amount of this Revolving Credit Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Revolving Credit Agreement.

      The Borrower and every endorser and guarantor of this Revolving Credit
Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or Person primarily or secondarily liable.
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                                                                  EXECUTION COPY

      This Revolving Credit Note shall be deemed to take effect as a sealed instrument under the laws of the State of New York and for all purposes shall be construed in accordance with such laws (without regard to conflicts of laws rules).

      IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be signed under seal by its duly authorized officer as of the day and year first above written.

                                        LEASECOMM CORPORATION

                                        By:  /s/ Richard F. Latour
                                             -----------------------------
                                              Richard F. Latour, Executive Vice
                                                 President

                                        TIMEPAYMENT CORP. LLC
                                        By its Manager

                                        By:  /s/ Richard F. Latour
                                             -----------------------------
                                              Richard F. Latour, President